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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 of Ecolab Inc. (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828;
2-90702; 33-18202; 33-55986; 33-56101; 33-26241; 33-34000; 33-56151; 33-39228;
33-56125; 33-55984; 33-60266 and 33-65364) and the Registration Statement on
Form S-3 (Registration No. 33-57197) of our report dated February 4, 1994 on our audits of the combined financial statements and schedules of the Henkel-Ecolab Joint-Venture as of November 30, 1994, 1993 and 1992, and for the years ended November 30, 1994, 1993 and 1992 included in this Form 8-K.



Dusseldorf, Germany
February 13, 1995



KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft


/s/Dr. Kuhr              /s/Haas


Dr. Kuhr                 Haas
Wirtschaftsprufer        Wirtschaftsprufer